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                                                                  Exhibit 10.50



                         Ritchie Capital Management, LLC
                             2100 Enterprise Avenue
                             Geneva, Illinois 60134


                                  June 29, 2004


Genaissance Pharmaceuticals, Inc.
Five Science Park
New Haven, Connecticut 06511

Attn: Kevin Rakin

         Re:  LIMITATIONS ON CONVERSIONS

Dear Mr. Rakin:

         Reference is made to that certain Securities Purchase Agreement, dated as of October 29, 2003, by and between Genaissance Pharmaceuticals, Inc. (the "COMPANY") and RAM Trading, Ltd. (the "SECURITIES PURCHASE AGREEMENT"), the Registration Rights Agreement, dated as of October 29, 2003, by and between the Company and RAM Trading, Ltd. (the "REGISTRATION RIGHTS AGREEMENT"), the Certificate of Designations, Preferences and Rights of the Series A Preferred Stock of the Company (the "CERTIFICATE OF DESIGNATIONS") and the warrants (the "WARRANTS") to purchase shares of the Company's Series A Preferred Stock issued pursuant to the Securities Purchase Agreement (the Securities Purchase Agreement, the Registration Rights Agreement, the Warrants and the Certificate of Designations, collectively the "TRANSACTION DOCUMENTS"). Unless otherwise defined herein, capitalized terms have the meanings set forth in the Certificate of Designations.

         This letter agreement shall confirm our agreement to certain restrictions concerning the conversion of shares of the Company's Series A Preferred Stock by RAM Trading, Ltd. ("BUYER") as set forth below.

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Buyer agree and confirm the following matters:

         Notwithstanding anything in the Transaction Documents to the contrary, in no event shall the Company effect any conversion of, and no Buyer shall have the right to convert any shares of Series A Preferred Stock (the "PREFERRED SHARES") into shares of Common to the extent that, after giving effect to such conversion such Buyer (together with such Buyer's affiliates), through the conversion of Preferred Shares or otherwise, would beneficially own in excess of 9.99% of the number of shares of Common outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common beneficially owned by Buyer and its affiliates shall include the number of shares of Common issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall


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         exclude the number of shares of Common which would be issuable upon (i)
         conversion of the remaining unconverted Preferred Shares beneficially owned by Buyer and its affiliates and (ii) conversion or exercise of the unconverted or unexercised portion of any other securities of the Company beneficially owned by Buyer and its affiliates subject to a limitation on conversion analogous to the limitation contained in this paragraph. Except as set forth in the preceding sentence, for purposes of this paragraph beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this paragraph, in determining the number of outstanding shares of Common, Buyer may rely on the number of outstanding shares of Common as reflected in (1) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common outstanding. For any reason at any time, upon the written or oral request of any Buyer, the Company shall within two (2) Business Days confirm orally and in writing to Buyer the number of shares Common then outstanding. Each delivery of a notice of election to convert shares pursuant to Section 5(a) of the Certificate of Designations will constitute a representation by the Buyer that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of shares of Common Stock requested in such conversion notice is permitted under this paragraph. In any case, the number of outstanding shares of Common shall be determined after giving effect to the conversion or exercise of Securities of the Company, including the Preferred Shares, by Buyer or its affiliates since the date as of which such number of outstanding shares of Common was reported.


                             -----------------------


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         This letter agreement is effective June 29, 2004 and shall be binding upon the parties and their respective transferees, successors and assigns.


         If the terms of this letter are acceptable to you, please sign below where indicated.

                                       Very truly yours,

                                       RAM TRADING, LTD.

                                       By:  Ritchie Capital Management, LLC
                                       Its: Investment Manager


                                       By: /s/ JAMES R. PARK
                                           ------------------------------------
                                           James R. Park
                                           Its: Vice President



Agreed and Accepted this 29th day of June, 2004.

GENAISSANCE PHARMACEUTICALS, INC.


By: /s/ KEVIN RAKIN
   --------------------------------------------
   Name:  Kevin Rakin
   Title: President and Chief Executive Officer